Exhibit 99.1

SALEM MEDIA GROUP, INC. ANNOUNCES THIRD QUARTER 2018

TOTAL REVENUE OF $65.5 MILLION

CAMARILLO, CA November 7, 2018 – Salem Media Group, Inc. (Nasdaq: SALM) released its results for the three and nine months ended September 30, 2018.

Third Quarter 2018 Results

For the quarter ended September 30, 2018 compared to the quarter ended September 30, 2017:

Consolidated

•	Total revenue increased 0.1% to $65.5 million from $65.4 million;

•	Total operating expenses decreased 1.9% to $59.3 million from $60.4 million;

•

Operating expenses, excluding gains or losses on the disposition of assets, stock-based compensation expense, changes in the estimated fair value of contingent earn-out consideration, depreciation expense and amortization expense (1) decreased 1.2% to $55.2 million from $55.9 million;

•	Operating income increased 25.4% to $6.3 million from $5.0 million;

•	The company had net income of $1.2 million, or $0.05 net income per diluted share compared to a net loss of $46,000 or $0.00 net loss per share;

•	EBITDA (1) increased 19.4% to $10.9 million from $9.1 million;

•	Adjusted EBITDA (1) increased 8.0% to $10.3 million from $9.6 million; and

•	Net cash provided by operating activities increased 17.9% to $10.1 million from $8.6 million.

Broadcast

•	Net broadcast revenue increased 0.8% to $48.8 million from $48.4 million;

•	Station Operating Income (“SOI”) (1) increased 2.4% to $11.7 million from $11.4 million;

•	Same Station (1) net broadcast revenue increased 1.9% to $47.8 million from $46.9 million; and

•	Same Station SOI (1) increased 2.3% to $12.1 million from $11.8 million.

Digital Media

•	Digital media revenue remained consistent at $10.4 million; and

•	Digital Media Operating Income (1) increased 4.3% to $2.4 million from $2.3 million.

Publishing

•	Publishing revenue decreased 3.7% to $6.3 million from $6.6 million; and

•	Publishing Operating Income (Loss) (1) increased to net income of $0.1 million from a loss of $0.1 million.

Included in the results for the quarter ended September 30, 2018 are:

•

A $0.8 million ($0.6 million, net of tax, or $0.02 per share) net gain reflects the impact of the sale of radio station KGBI-FM in Omaha, Nebraska that was adjusted as of the closing date based on the actual assets sold and a reduction in liabilities associated with the radio station and various other fixed asset disposals; and

•	A $0.2 million non-cash compensation charge ($0.1 million, net of tax, or $0.01 per share) related to the expensing of stock options consisting of:

•	$120,000 non-cash compensation charge included in corporate expenses;

•	$41,000 non-cash compensation charge included in broadcast operating expenses;

•	$27,000 non-cash compensation charge included in digital media operating expenses; and

•	the remaining $3,000 non-cash compensation charge included in publishing operating expenses.

Included in the results for the quarter ended September 30, 2017 are:

•	A $0.3 million non-cash compensation charge ($0.2 million, net of tax, or $0.01 per share) related to the expensing of stock options primarily consisting of corporate expenses.

Per share numbers are calculated based on 26,312,194 diluted weighted average shares for the quarter ended September 30, 2018, and 26,144,796 diluted weighted average shares for the quarter ended September 30, 2017.

Year to Date 2018 Results

For the nine months ended September 30, 2018 compared to the nine months ended September 30, 2017:

Consolidated

•	Total revenue decreased 0.5% to $195.6 million from $196.5 million;

•	Total operating expenses increased 2.4% to $182.3 million from $178.1 million;

•

Operating expenses, excluding gains or losses on the disposition of assets, stock-based compensation expense, changes in the estimated fair value of contingent earn-out consideration, impairment losses, depreciation expense and amortization expense (1) decreased 0.2% to $163.8 million from $164.2 million;

•	Operating income decreased 27.9% to $13.3 million from $18.4 million;

•	The company had a net loss of $0.1 million, or $0.01 net loss per share compared to net income of $2.3 million, or $0.09 net income per diluted share;

•	EBITDA (1) decreased 4.9% to $27.1 million from $28.5 million;

•	Adjusted EBITDA (1) decreased 1.6% to $31.8 million from $32.3 million; and

•	Net cash provided by operating activities decreased 19.7% to $20.2 million from $25.2 million.

Broadcast

•	Net broadcast revenue increased 1.3% to $147.4 million from $145.5 million;

•	SOI (1) increased 1.6% to $37.3 million from $36.7 million;

•	Same station (1) net broadcast revenue increased 1.8% to $144.9 million from $142.3 million; and

•	Same station SOI (1) increased 2.8% to $38.5 million from $37.5 million.

Digital media

•	Digital media revenue decreased 3.0% to $31.1 million from $32.0 million; and

•	Digital media operating income (1) decreased 7.4% to $6.3 million from $6.8 million.

Publishing

•	Publishing revenue decreased 10.1% to $17.1 million from $19.0 million; and

•	Publishing Operating Income (Loss) (1) decreased to a loss of $0.2 million from income of $0.3 million.

Included in the results for the nine months ended September 30, 2018 are:

•

A $4.4 million ($3.3 million, net of tax, or $0.12 per share) net loss on the disposition of assets includes a $2.4 million pre-tax loss on the sale of KGBI-FM in Omaha, Nebraska, a $1.6 million estimated pre-tax loss on the sale of the remaining radio stations in Omaha, Nebraska, a $0.3 million pre-tax loss on the sale of land in Muth Valley, California and a $0.2 million pre-tax loss on the sale of land in Covina, California offset by a $0.2 million pre-tax gain on the sale of WBIX-AM in Boston, Massachusetts;

•	A $0.2 million gain ($0.2 million, net of tax, or $0.01 per diluted share) on early redemption of long-term debt due to the repurchase of the company’s 6.75% senior secured notes due 2024; and

•	A $0.4 million non-cash compensation charge ($0.3 million, net of tax, or $0.01 per share) related to the expensing of stock options consisting of:

•	$220,000 non-cash compensation charge included in corporate expenses;

•	$82,000 non-cash compensation charge included in broadcast operating expenses;

•	$50,000 non-cash compensation charge included in digital media operating expenses; and

•	the remaining $11,000 non-cash compensation charge included in publishing operating expenses.

Included in the results for the nine months ended September 30, 2017 are:

•

A $0.4 million ($0.2 million, net of tax, or $0.01 per share) net gain on the sale or disposal of assets including the sale of a former transmitter site in the Dallas, Texas market and the sale of two magazines that were partially offset by other fixed asset disposals;

•

A $2.8 million loss ($1.7 million, net of tax, or $0.06 per share) on the early redemption of long-term debt due to the repayment and termination of the senior credit facilities consisting of a term loan (“Term Loan B”) and Revolver; and

•	A $1.7 million non-cash compensation charge ($1.0 million, net of tax, or $0.04 per share) related to the expensing of stock options and restricted stock consisting of:

•	$1.2 million non-cash compensation charge included in corporate expenses;

•	$0.3 million non-cash compensation charge included in broadcast operating expenses;

•	$0.1 million non-cash compensation charge included in digital media operating expenses; and

•	$0.1 million non-cash compensation charge included in publishing operating expenses.

Per share numbers are calculated based on 26,177,565 diluted weighted average shares for the nine months ended September 30, 2018, and 26,454,923 diluted weighted average shares for the nine months ended September 30, 2017.

Balance Sheet

As of September 30, 2018, the company had $245.0 million outstanding on the 6.75% senior secured notes due 2024 (the “Notes”) and $10.2 million outstanding on the Asset Based Revolving Credit Facility (“ABL Facility”) as of September 30, 2018.

Acquisitions and Divestitures

The following transactions were completed since July 1, 2018:

•

On October 31, 2018, the company closed on the sale of radio stations KCRO-AM and KOTK-AM in Omaha, Nebraska for $1.4 million in cash. Based on its then intent to sell these assets, the company recorded the assets as held for sale at June 30, 2018 and recognized an estimated loss of $1.6 million based on the sale price and the estimated costs to sell. The buyer began programming the stations under an LMA on August 8, 2018.

•

On September 11, 2018, the company acquired selected assets of radio station KTRB-AM in San Francisco from a related party for $5.1 million in cash. The company had been operating the radio station under an LMA as of June 24, 2016.

•

On August 28, 2018 the company sold radio station WQVN-AM (formerly WKAT-AM) in Miami, Florida for $3.5 million in cash. The buyer had been operating the radio station under an LMA as of December 1, 2017. The company recorded an estimated loss on the sale of assets of $4.8 million as of December 31, 2017, based on the probability of the sale, which reflected the sales price as compared to the carrying value of the assets and the estimated costs of the sale.

•

On August 9, 2018, the company acquired the Hilary Kramer Financial Newsletter and related assets for $0.4 million in cash and may pay up to an additional $0.1 million of contingent earn-out consideration to be paid over the next two years based on the achievement of certain revenue benchmarks.

•

On August 7, 2018, the company acquired Just1Word mobile applications and related assets for $0.3 million in cash with up to an additional $0.1 million of contingent earn-out consideration to be paid over the next two years based on the achievement of certain revenue benchmarks. Just1Word is a Bible Reader with fully formatted text with multiple versions and languages available.

•

On August 6, 2018, the company sold radio station KGBI-FM in Omaha, Nebraska for $3.2 million. The company recorded an estimated loss on the sale of $3.2 million as of June 30, 2018, which reflects the sales price as compared to the carrying value of the assets and the estimated cost to sell.

•	On July 25, 2018, the company acquired selected assets of radio station KZTS-AM (formerly KDXE-AM) and an FM Translator in Little Rock, Arkansas for $0.2 million in cash.

•

On July 24, 2018, the company acquired the Childrens-Ministry-Deals.com website and related assets for $3.7 million in cash. The company paid $3.5 million in cash upon closing and may pay an additional $0.2 million in cash within twelve months from closing provided that the seller meet certain post-closing requirements with regard to intellectual property.

Pending transactions:

•

On April 26, 2018, the company entered an agreement to exchange radio station KKOL-AM, in Seattle, Washington for KPAM-AM in Portland, Oregon. The transaction is expected to close in the fourth quarter of 2018.

Conference Call Information

Salem will host a teleconference to discuss its results on November 7, 2018 at 2:00 p.m. Pacific Time. To access the teleconference, please dial (877) 524-8416, and then ask to be joined into the Salem Media Group Third Quarter 2018 call or listen via the investor relations portion of the company’s website, located at investor.salemmedia.com. A replay of the teleconference will be available through November 21, 2018 and can be heard by dialing (877) 660-6853, passcode 13683998 or on the investor relations portion of the company’s website, located at investor.salemmedia.com.

Fourth Quarter 2018 Outlook

For the fourth quarter of 2018, the company is projecting total revenue to be between flat and a decrease of 2% from fourth quarter 2017 total revenue of $67.2 million. The company is also projecting operating expenses before gains or losses on the disposition of assets, stock-based compensation expense, changes in the estimated fair value of contingent earn-out consideration, impairments, depreciation expense and amortization expense to increase between 1% and 4% compared to the fourth quarter of 2017 non-GAAP operating expenses of $53.9 million.

A reconciliation of non-GAAP operating expenses, excluding gains or losses on the disposition of assets, stock-based compensation expense, changes in the estimated fair value of contingent earn-out consideration, impairments, depreciation expense and amortization expense to the most directly comparable GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the potential high variability, complexity and low visibility with respect to the charges excluded from this non-GAAP financial measure, in particular, the change in the estimated fair value of earn-out consideration, impairments and gains or losses from the disposition of fixed assets. The company expects the variability of the above charges may have a significant, and potentially unpredictable, impact on its future GAAP financial results.

Follow us on Twitter @SalemMediaGrp.

About Salem Media Group, Inc.

Salem Media Group is America’s leading multimedia company specializing in Christian and conservative content, with media properties comprising radio, digital media and book and newsletter publishing. Each day Salem serves a loyal and dedicated audience of listeners and readers numbering in the millions nationally. With its unique programming focus, Salem provides compelling content, fresh commentary and relevant information from some of the most respected figures across the Christian and conservative media landscape.

The company is the largest commercial U.S. radio broadcasting company providing Christian and conservative programming. Salem owns and/or operates 116 radio stations, with 73 stations in the top 25 media markets. Salem Radio Network (“SRN”) is a full-service national radio network, with nationally syndicated programs comprising Christian teaching and talk, conservative talk, news, and music. SRN is home to many industry-leading hosts including: Hugh Hewitt, Mike Gallagher, Dennis Prager, Michael Medved, Larry Elder, Joe Walsh and Eric Metaxas.

Salem’s digital media is a leading source of Christian and conservative themed news, analysis, and commentary. Salem’s Christian sites include: BibleStudyTools.com, Crosswalk.com, GodVine.com, ibelieve.com, GodTube.com, OnePlace.com™, Christianity.com™, churchstaffing.com™, and WorshipHouseMedia.com. Salem’s conservative sites include Townhall.com®, HotAir.com, Twitchy.com, RedState.com and BearingArms.com.

Salem’s Regnery Publishing unit, with a history dating back to 1947, is the nation’s leading independent publisher of conservative books. Having published many of the seminal works of the early conservative movement, Regnery today continues as a major publisher in the conservative space, with leading authors including: David Limbaugh, Sebastian Gorka, Ed Klein, Mark Steyn, and Second Lady Karen Pence. Salem’s book publishing business also includes Salem Author Services, a self-publishing service for authors through Xulon Press™, Mill City Press and Bookprinting.com.

Salem’s Eagle Financial Publications provides general market analysis and non-individualized investment strategies from financial commentators Mark Skousen, Bob Carlson, Jim Woods, Bryan Perry, Mike Turner, Bryan Perry and Hilary Kramer, as well as a stock screening website for dividend investors (DividendInvestor.com). The business unit’s other investing websites include StockInvestor.com, TradersCrux.com and RetirementWatch.com.

Eagle Wellness, through its website newportnaturalhealth.com, provides insightful health advice and is a trusted source of high quality nutritional supplements.

Forward-Looking Statements

Statements used in this press release that relate to future plans, events, financial results, prospects or performance are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those anticipated as a result of certain risks and uncertainties, including but not limited to the ability of Salem to close and integrate announced transactions, market acceptance of Salem’s radio station formats, competition from new technologies, adverse economic conditions, and other risks and uncertainties detailed from time to time in Salem’s reports on Forms 10-K, 10-Q, 8-K and other filings filed with or furnished to the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Salem undertakes no obligation to update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events.

(1)	Regulation G

Management uses certain non-GAAP financial measures defined below in communications with investors, analysts, rating agencies, banks and others to assist such parties in understanding the impact of various items on its financial statements. The company uses these non-GAAP financial measures to evaluate financial results, develop budgets, manage expenditures and as a measure of performance under compensation programs.

The company’s presentation of these non-GAAP financial measures should not be considered as a substitute for or superior to the most directly comparable financial measures as reported in accordance with GAAP.

Regulation G defines and prescribes the conditions under which certain non-GAAP financial information may be presented in this earnings release. The company closely monitors EBITDA, Adjusted EBITDA, Station Operating Income (“SOI”), Same Station net broadcast revenue, Same Station broadcast operating expenses, Same Station Operating Income, Digital Media Operating Income, Publishing Operating Income (Loss), and operating expenses excluding gains or losses on the disposition of assets, stock-based compensation, changes in the estimated fair value of contingent earn-out consideration, impairments, depreciation and amortization, all of which are non-GAAP financial measures. The company believes that these non-GAAP financial measures provide useful information about its core operating results, and thus, are appropriate to enhance the overall understanding of its financial performance. These non-GAAP financial measures are intended to provide management and investors a more complete understanding of its underlying operational results, trends and performance.

The company defines Station Operating Income (“SOI”) as net broadcast revenue minus broadcast operating expenses. The company defines Digital Media Operating Income as net Digital Media Revenue minus Digital Media Operating Expenses. The company defines Publishing Operating Income (Loss) as net Publishing Revenue minus Publishing Operating Expenses. The company defines EBITDA as net income before interest, taxes, depreciation, and amortization. The company defines Adjusted EBITDA as EBITDA before gains or losses on the disposition of assets, before changes in the estimated fair value of contingent earn-out consideration, before changes in the fair value of interest rate swap, before impairments, before net miscellaneous income and expenses, before gain on bargain purchase, before (gain) loss on early retirement of long-term debt and before non-cash compensation expense. SOI, Digital Media Operating Income, Publishing Operating Income (Loss), EBITDA and Adjusted EBITDA are commonly used by the broadcast and media industry as important measures of performance and are used by investors and analysts who report on the industry to provide meaningful comparisons between broadcasters. SOI, Digital Media Operating Income, Publishing Operating Income (Loss), EBITDA and Adjusted EBITDA are not measures of liquidity or of performance in accordance with GAAP and should be viewed as a supplement to and not a substitute for or superior to its results of operations and financial condition presented in accordance with GAAP. The company’s definitions of SOI, Digital Media Operating Income, Publishing Operating Income (Loss), EBITDA and Adjusted EBITDA are not necessarily comparable to similarly titled measures reported by other companies.

The company defines Adjusted Free Cash Flow as Adjusted EBITDA less cash paid for capital expenditures, less cash paid for income taxes, and less cash paid for interest. The company considers Adjusted Free Cash Flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by its operations after cash paid for capital expenditures, cash paid for income taxes and cash paid for interest. A limitation of Adjusted Free Cash Flow as a measure of liquidity is that it does not represent the total increase or decrease in its cash balance for the period. The company uses Adjusted Free Cash Flow, a non-GAAP liquidity measure, both in presenting its results to stockholders and the investment community, and in its internal evaluation and management of the business. The company’s presentation of Adjusted Free Cash Flow is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. The company’s definition of Adjusted Free Cash Flow is not necessarily comparable to similarly titled measures reported by other companies.

The company defines Same Station net broadcast revenue as broadcast revenue from its radio stations and networks that the company owns or operates in the same format on the first and last day of each quarter, as well as the corresponding quarter of the prior year. The company defines Same Station broadcast operating expenses as broadcast operating expenses from its radio stations and networks that the company owns or operates in the same format on the first and last day of each quarter, as well as the corresponding quarter of the prior year. The company defines Same Station SOI as Same Station net broadcast revenue less Same Station broadcast operating expenses. Same Station operating results include those stations that the company owns or operates in the same format on the first and last day of each quarter, as well as the corresponding quarter of the prior year. Same Station operating results for a full calendar year are calculated as the sum of the Same Station-results for each of the four quarters of that year. The company uses Same Station operating results, a non-GAAP financial measure, both in presenting its results to stockholders and the investment community, and in its internal evaluations and management of the business. The company believes that Same Station operating results provide a meaningful comparison of period over period performance of its core broadcast operations as this measure excludes the impact of new stations, the impact of stations the company no longer owns or operates, and the impact of stations operating under a new programming format. The company’s presentation of Same Station operating results are not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. The company’s definition of Same Station operating results is not necessarily comparable to similarly titled measures reported by other companies.

For all non-GAAP financial measures, investors should consider the limitations associated with these metrics, including the potential lack of comparability of these measures from one company to another.

The Supplemental Information tables that follow the condensed consolidated financial statements provide reconciliations of the non-GAAP financial measures that the company uses in this earnings release to the most directly comparable measures calculated in accordance with GAAP. The company uses non-GAAP financial measures to evaluate financial performance, develop budgets, manage expenditures, and determine employee compensation. The company’s presentation of this additional information is not to be considered as a substitute for or superior to the directly comparable measures as reported in accordance with GAAP.

Salem Media Group, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except share and per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2018	2017	2018
	(Unaudited)
Net broadcast revenue	$48,424	$48,812	$145,479	$147,425
Net digital media revenue	10,446	10,397	31,998	31,051
Net publishing revenue	6,563	6,319	19,048	17,119

Total revenue	65,433	65,528	196,525	195,595

Operating expenses:
Broadcast operating expenses	37,040	37,158	108,807	110,151
Digital media operating expenses	8,169	8,021	25,241	24,792
Publishing operating expenses	6,686	6,210	18,705	17,319
Unallocated corporate expenses	4,233	3,987	13,183	11,938
Change in the estimated fair value of contingent earn-out consideration	(12)	—	(54)	72
Impairment of indefinite-lived long-term assets other than goodwill	—	—	19	—
Depreciation and amortization	4,217	4,636	12,591	13,634
(Gain) loss on the disposition of assets	95	(759)	(410)	4,400

Total operating expenses	60,428	59,253	178,082	182,306

Operating income	5,005	6,275	18,443	13,289
Other income (expense):
Interest income	1	2	3	4
Interest expense	(4,802)	(4,507)	(12,156)	(13,779)
Change in the fair value of interest rate swap	—	—	357	—
Gain (loss) on early retirement of long-term debt	—	—	(2,775)	234
Net miscellaneous income and expenses	(80)	1	(80)	(12)

Net income (loss) before income taxes	124	1,771	3,792	(264)
Provision for (benefit from) income taxes	170	564	1,506	(132)

Net income (loss)	$(46)	$1,207	$2,286	$(132)

Basic earnings (loss) per share Class A and Class B common stock	$—	$0.05	$0.09	$(0.01)
Diluted earnings (loss) per share Class A and Class B common stock	$—	$0.05	$0.09	$(0.01)

Distributions per share Class A and Class B common stock	$0.07	$0.07	$0.20	$0.20

Basic weighted average Class A and Class B common stock shares outstanding	26,144,796	26,183,910	26,036,333	26,177,565

Diluted weighted average Class A and Class B common stock shares outstanding	26,144,796	26,312,194	26,454,923	26,177,565

Salem Media Group, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	December 31, 2017	September 30, 2018
		(Unaudited)
Assets
Cash	$3	$17
Trade accounts receivable, net	32,545	35,058
Other current assets	14,172	12,689
Property and equipment, net	99,480	96,712
Intangible assets, net	420,755	419,183
Deferred financing costs	550	397
Deferred income taxes – non-current	1,070	1,070
Other assets	4,244	3,807

Total assets	$572,819	$568,933

Liabilities and Stockholders’ Equity
Current liabilities	$42,149	$53,496
Long-term debt and capital lease obligations	249,579	240,182
Deferred income taxes	34,151	33,850
Other liabilities	15,659	14,954
Stockholders’ Equity	231,281	226,451

Total liabilities and stockholders’ equity	$572,819	$568,933

SALEM MEDIA GROUP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

(Unaudited)

	Nine Months Ended September 30,
	2017	2018
OPERATING ACTIVITIES
Net income (loss)	$2,286	$(132)
Adjustments to reconcile net income to net cash provided by operating activities:
Non-cash stock-based compensation	1,693	363
Depreciation and amortization	12,591	13,634
Amortization of deferred financing costs	645	855
Accretion of financing items	74	—
Accretion of acquisition-related deferred payments and contingent consideration	32	24
Provision for bad debts	1,548	1,498
Deferred income taxes	1,409	(301)
Change in the fair value of interest rate swap	(357)	—
Change in the estimated fair value of contingent earn-out consideration	(54)	72
Impairment of indefinite-lived long-term assets other than goodwill	19	—
(Gain) loss on early retirement of long-term debt	2,775	(234)
(Gain) loss on the disposition of assets	(410)	4,400
Changes in operating assets and liabilities:
Accounts receivable and unbilled revenue	(463)	(3,829)
Inventories	(139)	(161)
Prepaid expenses and other current assets	(1,001)	(560)
Accounts payable and accrued expenses	5,152	7,224
Deferred rent expense	(3)	(304)
Contract liabilities	(577)	(2,380)
Other liabilities	(3)	(40)
Income taxes payable	(49)	69

Net cash provided by operating activities	25,168	20,198

INVESTING ACTIVITIES
Cash paid for capital expenditures net of tenant improvement allowances	(6,800)	(6,513)
Capital expenditures reimbursable under tenant improvement allowances and trade agreements	(50)	(77)
Escrow deposits paid related to acquisitions	(30)	—
Purchases of broadcast assets and radio stations	(1,662)	(6,534)
Purchases of digital media businesses and assets	(1,690)	(4,320)
Proceeds from sale of assets	602	8,518
Other	(224)	(398)

Net cash used in investing activities	(9,854)	(9,324)

FINANCING ACTIVITIES
Payments under Term Loan B	(263,000)	—
Payments to redeem 6.75% Senior Secured Notes	—	(9,550)
Proceeds from borrowings under Revolver and ABL Facility	60,133	111,337
Payments on Revolver and ABL Facility	(53,980)	(110,137)
Payment of interest rate swap	(783)	—
Proceeds from bond offering	255,000	—
Payment of debt issuance costs	(6,837)	(11)
Payments of acquisition-related contingent earn-out consideration	(14)	(140)
Payments of deferred installments due from acquisition activity	(225)	—
Proceeds from the exercise of stock options	501	43
Payments of capital lease obligations	(93)	(73)
Payment of cash distribution on common stock	(5,089)	(5,104)
Book overdraft	(1,053)	2,775

Net cash used in financing activities	(15,440)	(10,860)

Net increase in cash and cash equivalents	(126)	14
Cash and cash equivalents at beginning of year	130	3

Cash and cash equivalents at end of period	$4	$17

Salem Media Group, Inc.

Supplemental Information

(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2018	2017	2018
	(Unaudited)

Reconciliation of Total Operating Expenses to Operating Expenses excluding Gains or Losses on the Disposition of Assets, Stock-based Compensation Expense, Changes in the Estimated Fair Value of Contingent Earn-out Consideration, Impairments and Depreciation and Amortization Expense (Recurring Operating Expenses)

Operating Expenses	$60,428	$59,253	$178,082	$182,306
Less depreciation and amortization expense	(4,217)	(4,636)	(12,591)	(13,634)
Less change in estimated fair value of contingent earn-out consideration	12	—	54	(72)
Less impairment of indefinite-lived long-term assets other than goodwill	—	—	(19)	—
Less gain (loss) on the disposition of assets	(95)	759	410	(4,400)
Less stock-based compensation expense	(268)	(191)	(1,693)	(363)

Total Recurring Operating Expenses	$55,860	$55,185	$164,243	$163,837

Reconciliation of Net Broadcast Revenue to Same Station Net Broadcast Revenue
Net broadcast revenue	$48,424	$48,812	$145,479	$147,425
Net broadcast revenue – acquisitions	—	(219)	—	(649)
Net broadcast revenue – dispositions	(814)	(309)	(1,108)	(540)
Net broadcast revenue – format change	(717)	(492)	(2,028)	(1,354)

Same Station net broadcast revenue	$46,893	$47,792	$142,343	$144,882

Reconciliation of Broadcast Operating Expenses to Same Station Broadcast Operating Expenses
Broadcast operating expenses	$37,040	$37,158	$108,807	$110,151
Broadcast operating expenses – acquisitions	—	(377)	—	(1,102)
Broadcast operating expenses – dispositions	(1,084)	(468)	(1,653)	(700)
Broadcast operating expenses – format change	(895)	(626)	(2,272)	(1,968)

Same Station broadcast operating expenses	$35,061	$35,687	$104,882	$106,381

Reconciliation of SOI to Same Station SOI
Station Operating Income	$11,384	$11,654	$36,672	$37,274
Station operating loss – acquisitions	—	158	—	453
Station operating loss – dispositions	270	159	545	160
Station operating loss – format change	178	134	244	614

Same Station - Station Operating Income	$11,832	$12,105	$37,461	$38,501

Salem Media Group, Inc.

Supplemental Information

(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2018	2017	2018
	(Unaudited)
Calculation of Station Operating Income, Digital Media Operating Income and Publishing Operating Income (Loss)
Net broadcast revenue	$48,424	$48,812	$145,479	$147,425
Less broadcast operating expenses	(37,040)	(37,158)	(108,807)	(110,151)

Station Operating Income	$11,384	$11,654	$36,672	$37,274

Net digital media revenue	$10,446	$10,397	$31,998	$31,051
Less digital media operating expenses	(8,169)	(8,021)	(25,241)	(24,792)

Digital Media Operating Income	$2,277	$2,376	$6,757	$6,259

Net publishing revenue	$6,563	$6,319	$19,048	$17,119
Less publishing operating expenses	(6,686)	(6,210)	(18,705)	(17,319)

Publishing Operating Income (Loss)	$(123)	$109	$343	$(200)

The company defines EBITDA (1) as net income before interest, taxes, depreciation, and amortization. The table below presents a reconciliation of EBITDA (1) to Net Income, the most directly comparable GAAP measure. EBITDA (1) is a non-GAAP financial performance measure that is not to be considered a substitute for or superior to the directly comparable measures reported in accordance with GAAP.

Salem Media Group, Inc.

Supplemental Information

(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2018	2017	2018
	(Unaudited)
Net income (loss)	$(46)	$1,207	$2,286	$(132)
Plus interest expense, net of capitalized interest	4,802	4,507	12,156	13,779
Plus provision for (benefit from) income taxes	170	564	1,506	(132)
Plus depreciation and amortization	4,217	4,636	12,591	13,634
Less interest income	(1)	(2)	(3)	(4)

EBITDA	$9,142	$10,912	$28,536	$27,145

The company defines Adjusted EBITDA (1) as EBITDA (1) before gains or losses on the disposition of assets, before changes in the estimated fair value of contingent earn-out consideration, before changes in the fair value of interest rate swap, before impairments, before net miscellaneous income and expenses, before (gain) loss on early retirement of long-term debt and before non-cash compensation expense. The table below presents a reconciliation of Adjusted EBITDA (1) to Net Income, the most directly comparable GAAP measure. Adjusted EBITDA (1) is a non-GAAP financial performance measure that is not to be considered a substitute for or superior to the directly comparable measures reported in accordance with GAAP.

Salem Media Group, Inc.

Supplemental Information

(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2018	2017	2018
	(Unaudited)
Net income (loss)	$(46)	$1,207	$2,286	$(132)
Plus interest expense, net of capitalized interest	4,802	4,507	12,156	13,779
Plus provision for (benefit from) income taxes	170	564	1,506	(132)
Plus depreciation and amortization	4,217	4,636	12,591	13,634
Less interest income	(1)	(2)	(3)	(4)

EBITDA	$9,142	$10,912	$28,536	$27,145

Less (gain) loss on the disposition of assets	95	(759)	(410)	4,400
Less change in the estimated fair value of contingent earn-out consideration	(12)	—	(54)	72
Plus impairment of indefinite-lived long-term assets other than goodwill	—	—	19	—
Plus change in the fair value of interest rate swap	—	—	(357)	—
Plus (gain) loss on early retirement of long-term debt	—	—	2,775	(234)
Plus net miscellaneous income and expenses	80	(1)	80	12
Plus non-cash stock-based compensation	268	191	1,693	363

Adjusted EBITDA	$9,573	$10,343	$32,282	$31,758

The company defines Adjusted Free Cash Flow (1) as Adjusted EBITDA (1) less cash paid for capital expenditures, less cash paid for income taxes, and less cash paid for interest. The company considers Adjusted Free Cash Flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by its operations after cash paid for capital expenditures, cash paid for income taxes and cash paid for interest. A limitation of Adjusted Free Cash Flow as a measure of liquidity is that it does not represent the total increase or decrease in its cash balance for the period. The company uses Adjusted Free Cash Flow, a non-GAAP liquidity measure, both in presenting its results to stockholders and the investment community, and in its internal evaluation and management of the business. The company’s presentation of Adjusted Free Cash Flow is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. The company’s definition of Adjusted Free Cash Flow is not necessarily comparable to similarly titled measures reported by other companies.

The table below presents a reconciliation of Adjusted Free Cash Flow to net cash provided by operating activities, the most directly comparable GAAP measure. Adjusted Free Cash Flow is a non-GAAP liquidity measure that is not to be considered a substitute for or superior to the directly comparable measures reported in accordance with GAAP.

Salem Media Group, Inc.

Supplemental Information

(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2018	2017	2018
	(Unaudited)
Net cash provided (used) by operating activities	$8,589	$10,127	$25,168	$20,198
Non-cash stock-based compensation	(268)	(191)	(1,693)	(363)
Depreciation and amortization	(4,217)	(4,636)	(12,591)	(13,634)
Amortization of deferred financing costs	(288)	(268)	(645)	(855)
Accretion of financing items	—	—	(74)	—
Accretion of acquisition-related deferred payments and contingent earn-out consideration	(8)	(6)	(32)	(24)
Provision for bad debts	(752)	(702)	(1,548)	(1,498)
Deferred income taxes	(137)	(511)	(1,409)	301
Change in the fair value of interest rate swap	—	—	357	—
Change in the estimated fair value of contingent earn-out consideration	12	—	54	(72)
Impairment of indefinite-lived long-term assets other than goodwill	—	—	(19)	—
Gain (loss) on the disposition of assets	(95)	759	410	(4,400)
Gain (loss) on early retirement of debt	—	—	(2,775)	234
Changes in operating assets and liabilities:
Accounts receivable and unbilled revenue	3,132	2,730	463	3,829
Inventories	(58)	(62)	139	161
Prepaid expenses and other current assets	197	177	1,001	560
Accounts payable and accrued expenses	(6,257)	(6,736)	(5,152)	(7,224)
Contract liabilities	172	410	577	2,380
Deferred rent expense	59	138	3	304
Other liabilities	(12)	27	3	40
Income taxes payable	(115)	(49)	49	(69)

Net income (loss)	$(46)	$1,207	$2,286	$(132)

Plus interest expense, net of capitalized interest	4,802	4,507	12,156	13,779
Plus provision for (benefit from) income taxes	170	564	1,506	(132)
Plus depreciation and amortization	4,217	4,636	12,591	13,634
Less interest income	(1)	(2)	(3)	(4)

EBITDA	$9,142	$10,912	$28,536	$27,145

Plus (gain) loss on the disposition of assets	95	(759)	(410)	4,400
Plus change in the estimated fair value of contingent earn-out consideration	(12)	—	(54)	72
Plus impairment of indefinite-lived long-term assets other than goodwill	—	—	19	—
Plus change in the fair value of interest rate swap	—	—	(357)	—
Plus (gain) loss on the early retirement of long-term debt	—	—	2,775	(234)
Plus net miscellaneous income and expenses	80	(1)	80	12
Plus non-cash stock-based compensation	268	191	1,693	363

Adjusted EBITDA	$9,573	$10,343	$32,282	$31,758

Less net cash paid for capital expenditures (1)	(2,032)	(1,833)	(6,800)	(6,513)
Plus cash (paid) received for taxes	83	(4)	(128)	(99)
Less cash paid for interest, net of capitalized interest	(113)	(144)	(4,962)	(8,794)

Adjusted Free Cash Flow	$7,511	$8,362	$20,392	$16,352

(1)	Net cash paid for capital expenditures reflects actual cash payments net of cash reimbursements under tenant improvement allowances and net of property and equipment acquired in trade transactions.

Selected Debt Data	Outstanding at September 30, 2018	Applicable Interest Rate
Senior Secured Notes due 2024 (1)	$245,000,000	6.75%
Asset-based revolving credit facility (2)	10,200,192	4.02%

(1)	$245.0 million notes with semi-annual interest payments at an annual rate of 6.75%.
(2)	Outstanding borrowings under the ABL Facility, with interest payments due at LIBOR plus 1.5% to 2.0% per annum or prime rate plus 0.5% to 1.0% per annum.